HAGGAI WALLENSTEIN & Co. C.P.A. (Isr.)



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the consolidated financial statements of Moriah Hotels Ltd., and its subsidiaries dated March 14, 1994, included in Ampal American Israel Corporation's FORM 10-K for the year ended December 31, 1993, and to all references to our firm in this Registration Statement.




          Sincerely yours,

          /s/ Haggai Wallenstein & Co.
          HAGGAI WALLENSTEIN & CO.
          Certified Public Accounts (Isr.)

          August 11, 1994